UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________

FORM 8-K
_____________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014 (October 10, 2014)

_____________________________________________

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________

Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition Assets.

Colonial Promenade

On October 10, 2014, Phillips Edison - ARC Grocery Center REIT II, Inc. (the “Company”) purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 280,228 rentable square feet located on approximately 30.9 acres of land in Winter Haven, Florida (“Colonial Promenade”) for approximately $33.3 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its offering. Colonial Promenade was purchased from AM Winter Haven, LLC, a Delaware limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Colonial Promenade is 97.4% leased to 20 tenants. Walmart Supercenter, a market-leading grocery store chain, occupies 223,038 rentable square feet at Colonial Promenade. Based on the current condition of Colonial Promenade, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Colonial Promenade is adequately insured.

Item 8.01. Other Events.

Press Release

On October 14, 2014, the Company issued a press release announcing its acquisition of Colonial Promenade. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
99.1	Press Release dated October 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.

Dated: October 14, 2014	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1	Press Release dated October 14, 2014